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Carolina Power & Light Company
STATEMENTS OF CASH FLOWS
(In thousands)                                           Three Months Ended       Nine Months Ended     Twelve Months Ended
                                                             September 30           September 30            September 30
                                                         1996         1995       1996          1995        1996        1995
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
Operating Activities
  Net income                                          $ 129,159    $ 151,905   $ 310,161    $ 305,900    $ 376,865   $ 351,775
  Adjustments to reconcile net income to net cash
     provided by operating activities
   Depreciation and amortization                        114,076      111,958     342,359      334,706      454,317     445,012
    Harris Plant deferred costs                           6,282        5,147      14,313       14,583       19,561      18,953
    Deferred income taxes                                (9,023)      12,499      18,242        4,988      102,934      46,999
    Investment tax credit adjustments                    (2,611)      (2,553)     (7,834)      (7,658)      (9,520)    (10,542)
    Allowance for equity funds used during construction      (4)        (774)     (2,226)      (2,671)      (2,905)     (2,984)
    Deferred fuel cost (credit)                          (8,806)      (8,683)    (18,742)       7,117      (26,707)     24,876
    Net (increase) decrease in receivables, inventories
      and prepaid expenses                               17,133        5,147     (18,152)     (73,818)     (22,183)    (97,641)
    Net increase (decrease) in payables and accrued
      expenses                                          103,497       37,425     114,184       30,622       43,969     (14,915)
    Miscellaneous                                        53,496        7,300      79,730       34,526       80,827      11,168
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     Net Cash Provided by Operating Activities          403,199      319,371     832,035      648,295    1,017,158     772,701
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Investing Activities
  Gross property additions                              (80,480)     (52,629)   (249,980)    (191,361)    (325,017)   (274,262)
  Nuclear fuel additions                                (28,705)     (31,933)    (64,603)     (67,243)     (74,705)    (77,771)
  Contributions to external decommissioning trust        (7,515)      (6,899)    (25,535)     (33,515)     (30,095)    (36,679)
  Contributions to retiree benefit trusts                    -            -      (24,700)      (2,400)     (24,700)     (2,400)
  Allowance for equity funds used during construction         4          774       2,226        2,671        2,905       2,984
  Miscellaneous                                          (4,919)      (5,212)    (23,485)     (21,734)     (30,265)    (27,829)
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     Net Cash Used in Investing Activities             (121,615)     (95,899)   (386,077)    (313,582)    (481,877)   (415,957)
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Financing Activities
  Proceeds from issuance of long-term debt                   -            -      276,257      180,670      276,300     230,556
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)                (77,109)     (65,700)      3,640      (51,100)      60,383       2,000
  Retirement of long-term debt                         (106,613)     (25,000)   (498,088)    (252,095)    (522,137)   (252,098)
  Purchase of Company common stock (Note 3)             (14,472)     (67,403)    (21,068)     (75,396)     (78,111)   (103,381)
  Dividends paid on common stock                        (65,419)     (64,702)   (195,965)    (194,941)    (258,960)   (257,750)
  Dividends paid on preferred stock                      (2,399)      (2,399)     (7,203)      (7,222)      (9,604)     (9,622)
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     Net Cash Used in Financing Activities             (266,012)    (225,204)   (442,427)    (400,084)    (532,129)   (390,295)
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Net Increase (Decrease) in Cash and Cash Equivalents     15,572       (1,732)      3,531      (65,371)       3,152     (33,551)

Cash and Cash Equivalents at Beginning of the Period      2,448       16,600      14,489       80,239       14,868      48,419
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Cash and Cash Equivalents at End of the Period         $ 18,020     $ 14,868    $ 18,020     $ 14,868     $ 18,020    $ 14,868
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Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest               $ 51,310     $ 49,685    $154,700     $153,140     $204,806    $193,544
                                income taxes           $  8,360     $ 24,000    $ 48,750     $ 64,611     $161,302    $169,909

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See Supplemental Data and Notes to Financial Statements.

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